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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 333-04615, No.
333-33336, No. 333-70948, and No. 333-103510 on Form S-8 of our report dated
August 15, 2003 (except with respect to the matters discussed in Note 9, as to which the date is September 5, 2003), relating to the financial statements of StatusOne Health Systems, Inc. as of and for the years ended December 31, 2002 and 2001, included in this Current Report on Form 8-K/A of American Healthways, Inc.


                                /s/ ERNST& YOUNG LLP

                                Nashville, Tennessee
                                October 6, 2003